As filed with the Securities and Exchange Commission on April 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOMINARI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	52-0849320
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

725 5th Avenue, 22nd Floor, New York, NY 10022

(212) 393-4540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Hayes

Chief Executive Officer and Chairman

Dominari Holdings Inc.

725 5th Avenue, 22nd Floor

New York, NY 10022

(212) 393-4540

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Robert F. Charron, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

(212) 370-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2025

Prospectus

13,940,546 Shares of Common Stock

This prospectus relates to the resale by selling stockholders of up to 13,940,546 shares of common stock of Dominari Holdings Inc. (“we,” “us,” “our,” the “Company,” or “Dominari”). The shares offered for resale by this prospectus consist of (i) 2,436,587 shares of common stock issued by the Company to certain investors pursuant to securities purchase agreements, each dated February 10, 2025, in a private placement offering that closed on February 14, 2025 (the “Private Placement Offering”), (ii) 2,436,587 shares of common stock issuable upon exercise of the certain Series A Warrants (the “Private Placement Series A Warrants”) issued by the Company in the Private Placement Offering, (iii) 2,436,587 shares of common stock issuable upon exercise of the certain Series B Warrants (the “Private Placement Series B Warrants”) issued by the Company in the Private Placement Offering, (iv) 1,439,467 shares of common stock issuable upon exercise of the certain Series A Warrants (the “RD Series A Warrants”, together with the Private Placement Series A Warrants, the “Series A Warrants”) issued by the Company to certain investors pursuant to securities purchase agreements, each dated February 10, 2025, in a registered direct offering that closed on February 14, 2025 (the “RD Offering”, and together with the Private Placement Offering, the “Offerings”), (v) 1,439,467 shares of common stock issuable upon exercise of the certain Series B Warrants (the “RD Series B Warrants”, together with the Private Placement Series B Warrants, the “Series B Warrants”, and the Series B Warrants, together with the Series A Warrants, the “Warrants”) issued by the Company in the RD Offering, (vi) 3,400,000 shares of common stock issued and issuable by the Company to certain advisors (the “Advisors”) of the Company pursuant to certain advisory board agreements, each dated February 10, 2025 (the “Advisory Agreements”) and (vii) 351,851 shares of common stock granted to Christopher Devall by the compensation committee of the Company (the “Compensation Committee”) under the Dominari Holdings Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”).

We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby sold by the selling stockholders. However, we may receive proceeds from the exercise of the Warrants held by certain of the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions of such Warrants.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DOMH.” The last reported sale price of our common stock on Nasdaq on April 17, 2025 was $3.99 per share.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares or exercise any of the Warrants. The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is April [__], 2025.

i

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Dominari Holdings Inc., its subsidiaries and its joint ventures.

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive, and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company,” means Dominari Holdings Inc., its subsidiaries and its joint ventures.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

Dominari is a holding company that, through its various subsidiaries, is currently engaged in wealth management, investment banking, sales and trading and asset management. In addition to capital investment, Dominari provides management support to the executive teams of its subsidiaries, helping them to operate efficiently and reduce cost under a streamlined infrastructure. In addition to organic growth, the Company seeks opportunities outside of its current business to enhance stockholder value, including in the AI and Data Center sector.

Dominari Financial Inc. (“Dominari Financial”), a wholly-owned subsidiary of the Company, executes the Company’s growth strategy in the financial services industry. In addition to organic growth, Dominari Financial seeks partnership opportunities and acquisitions of third-party financial assets such as registered investment advisors and businesses, broker dealers, asset management and fintech firms, and insurance brokers. Through Dominari Financial, the Company acquired Dominari Securities LLC (“Dominari Securities”), an introducing broker-dealer, registered with the Financial Industry Regulatory Authority (“FINRA”) and an investment adviser registered with the SEC. Dominari Securities provides investment advisory services and annuity and insurance products of certain insurance carriers as an insurance agency through independent and affiliated brokers.

On October 13, 2023, the Company entered into two separate Limited Liability Agreements with Dominari Manager LLC (“Manager”) and Dominari IMLLC (“Investment Manager”) which are both wholly owned subsidiaries and whose operations are included within the consolidated condensed financial statements of Dominari. Manager was named as the manager of Dominari Master SPV LLC (the “Master SPV”), a limited liability company formed by the Company in 2022, and is responsible for the day-to-day operations of the Master SPV. Investment Manager was named the investment manager of Master SPV and is responsible for providing investment advice and decisions on behalf of the Master SPV. Beginning in March 2024, the Manager established various series of funds (the “Series”) of the Master SPV for the purpose of making investments in companies identified by the Investment Manager with proceeds generated by the sale of non-voting interests in such Series by the Master SPV to investors, in which the Company may, from time to time as it deems appropriate, also invest in such series alongside third-party investors.

On May 21, 2024, Dominari Financial and Heritage Strategies LLC (“HS”) entered into a Limited Liability Company Operating Agreement (the “JV Agreement”) of Dominari Financial Heritage Strategies LLC (“DFHS”). The JV Agreement governs the operation of DFHS, including the distributions to the members of DFHS upon the offer, sale and renewal of various insurance products and services, including life insurance, private placement insurance, group medical plans, qualified plans, business insurance, and family office and estate planning services. Pursuant to the terms of the JV Agreement, Dominari Financial and HS are the co-managing members (the “Co-Managing Members”), each with fifty percent (50%) ownership interests in DFHS. Revenues from the sale of the various insurance products and services after deducting general and administrative costs are distributed to the Co-Managing Members as set forth in the JV Agreement. DFHS offers business property and casualty insurance, family office services, group medical insurance, life insurance, personal property and casualty insurance, private placement life insurance, and qualified plans.

Corporate Information

We were incorporated in Delaware on May 1, 1992. Our principal executive offices are located at 725 5th Avenue, 22nd Floor, New York, New York 10022, and our telephone number is 212-393-4540. Our website address is www.dominari.com. The information contained in, or accessible through, our website does not constitute part of this Annual Report. We have included our website address as an inactive textual reference only.

THE OFERING

Common stock offered by the selling stockholders herein:	13,940,546 shares (inclusive of the shares issuable upon exercise of the Warrants).

Common stock outstanding: (1)	14,643,897 shares.

Common stock outstanding after the offering:	23,246,005 shares (assuming the exercise of all of the Warrants and issuance of all shares pursuant to the Advisory Agreements).

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the Warrants (to the extent such Warrants are exercise for cash and not on a “cashless exercise” basis). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of the Warrants will be exercised for cash or otherwise. See “Use of Proceeds.”

Listing of securities:	Our common stock is listed on Nasdaq under the symbol “DOMH.”

Risk Factors:	An investment in our Company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)

The number of shares of common stock to be outstanding before this offering as reflected above is based on the actual total number of shares outstanding as of April 17, 2025 and does not include, as of that date:

	●	10,188,794 shares of our common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $3.873 per share;

	●	50,000 shares of our common stock issuable upon the vesting of restricted stock units;

	●	8,181,352 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $5.12 (inclusive of the 7,752,108 shares of our common stock issuable upon exercise of the Warrants being registered herein);

	●	275,461 shares of our common stock reserved for future issuance under the 2022 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein, including, without limitation, those risk factors included in our most recent Annual Report on Form 10-K for the year ended December 2024, filed with the SEC on April 15, 2025, along with any other risk factors included in any future filings we make with the SEC and in any prospectus supplement or free writing prospectus. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described our other filings with the SEC and incorporated by reference herein and in any applicable prospectus supplement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the Warrants (to the extent exercised for cash and not on a “cashless exercise” basis). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such Warrants will be exercised.

DETERINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or a privately negotiated price as each may determine from time to time.

The offering price of our common stock to be sold by the selling stockholders will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts that may be considered in determining the offering price include, but are not limited to, our financial condition and prospects, our operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDERS

The following table sets forth certain information as of April 17, 2025 regarding the selling stockholders and the shares of common stock currently owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the selling stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite their name.

Other than as described in the footnotes below, none of the selling stockholders or their affiliates has held a position as an officer or director of the Company, nor do the selling stockholders or any of their affiliates have any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time. Other than as described in the footnotes below, the selling stockholders do not have any family relationships with our officers, directors or controlling stockholders. Furthermore, certain of the selling stockholders are, or are affiliated with, a registered broker-dealer but purchased the securities in the ordinary course of business, for each of its own account, and at the time of the purchase of the securities to be resold hereunder, had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold (2)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (2)
Adam Cavise (3)	14,408	14,408	-	-
Alexander Katsev (4)	21,612	14,408	7,204	*
Alan Garten (5)	729,681	686,454	43,227	*
Allan Evans (6)	43,227	43,227	-	-
Anthony Hayes (7)	2,322,182	864,552	1,457,630	9.58%
Avfunds LLC (8)	86,454	86,454	-	-
Billy Takos (9)	21,612	21,612	-	-
Blue Finn Group LLC (10)	2,207,491	2,207,491	-	-
Brett Maas (11)	72,045	72,045	-	-
Chris Schraft (12)	28,818	28,818	-	-
Christina Hosmer (13)	212,910	172,910	40,000	*
Christopher Devall (14)	468,338	438,305	30,033	*
Danny Friedman (15)	28,818	28,818	-	-
David Pawloski (16)	27,308	14,408	12,900	*
Donald J. Trump, Jr. (17)	1,648,414	1,504,322	144,092	*
Donald Nitti (18)	21,612	21,612	-	-
Dylan Peter Angulas (19)	4,320	4,320	-	-
Eleven Ventures LLC (20)	954,410	929,393	25,017	*
Eric Newman (21)	41,612	14,408	27,204	*
Eric Trump (22)	1,648,414	1,432,276	216,138	1.41%
Frank J. Del Rio (23)	21,612	21,612	-	-
Frederick A Wool and Evelyn Wool (24)	28,818	28,818	-	-
George Gavallas (25)	164,090	144,090	20,000	*
Gregory Blattner (26)	65,638	43,227	22,411	*
Guilford Enterprises Limited (27)	389,046	259,364	129,682	*
Ido Zaken (28)	57,636	57,636	-	-
Jennifer Cottone and Michael Cottone (29)	232,113	172,910	59,203	*
Jerome Niles (30)	44,227	28,818	15,409	*
Jinho Yu (31)	96,454	57,636	38,818	*
Joshua Lipman (32)	50,227	28,818	21,409	*
Joshua Shipley (33)	116,157	86,454	29,703	*
Karyn A. Schmeidler (34)	17,289	11,526	5,763	*
KCJ Trading LLC (35)	216,138	216,138	-	-
Kenneth Greenberg (36)	21,612	14,408	7,204	*
Kyle Haug (37)	53,227	43,227	10,000	*
Kyle Wool (38)	1,747,969	864,552	883,417	5.80%
Lawrence Glick (39)	729,681	686,454	43,227	*
Lomelo LLC (40)	518,730	518,730	-	-
Matthew Berry Holdings Ltd. (41)	864,552	864,552	-	-
Matthew Libous (42)	21,612	21,612	-	-
Michael Rocco Schiavello (43)	21,612	21,612	-	-
Michael Schiavello (44)	21,612	21,612	-	-
Orion 4 LLC (45)	14,408	14,408	-	-
Paul Mann (46)	57,636	57,636	-	-
Paul Prasarn (47)	86,454	57,636	28,818	*
Reimer Family Partnership (48)	27,612	21,612	6,000	*
Ronald Lieberman (49)	274,839	264,839	10,000	*
Simon Becker (50)	122,477	122,477	-	-
The Steven Scopellite 2021 Irr Trust (51)	389,046	331,410	57,636	*
Tim S. Ledwick (52)	48,761	25,935	22,826	*
William Moreno (53)	14,408	14,408	-	-
3i, LP (54)	216,138	216,138	-	-

*	Less than 1%

1.	For each selling stockholder, includes shares of common stock known by us to be held by such selling stockholder as of the date of the prospectus plus any shares of common stock that are issuable upon exercise of Warrants that are being registered hereunder, without giving effect to the beneficial ownership limitations set forth therein.

2.	Assumes the sale of all shares offered pursuant to this prospectus. The “Percentage of Shares Owned After Offering Assuming All Shares are Sold” are based on 14,643,897 shares of our common stock outstanding as of April 17, 2025, and assumes for each selling stockholder that all shares registered for such selling stockholder herein are issued to the selling stockholders and sold and assuming the exercise of all Warrants, held by the applicable selling stockholders.

3.	The shares registered for resale herein include 7,204 shares of common stock issuable upon exercise of RD Series A Warrants and 7,204 shares of common stock issuable upon exercise of RD Series B Warrants.

4.	The shares registered for resale herein include 7,204 shares of common stock issuable upon exercise of RD Series A Warrants and 7,204 shares of common stock issuable upon exercise of RD Series B Warrants.

5.	The shares registered for resale herein include 600,000 shares of common stock issuable pursuant to the Advisory Agreements, 43,227 shares of common stock issuable upon exercise of RD Series A Warrants to Flower Hill Ventures LLC, and 43,227 shares of common stock issuable upon exercise of RD Series B Warrants to Flower Hill Ventures LLC. Flower Hill Ventures LLC is a single member limited liability company wholly owned by Mr. Garten.

6.	The shares registered for resale herein include 14,409 shares of common stock issued in the Private Placement Offering, 14,409 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 14,409 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

7.	The shares registered for resale herein include 288,184 shares of common stock issued in the Private Placement Offering, 288,184 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 288,184 shares of common stock issuable upon exercise of Private Placement Series B Warrants. All Private Placement Series A Warrants and Private Placement Series B Warrants are not currently exercisable due to certain beneficial ownership limitations.

8.	The shares registered for resale herein include 28,818 shares of common stock issued in the Private Placement Offering, 28,818 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 28,818 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

9.	The shares registered for resale herein include 7,204 shares of common stock issued in the Private Placement Offering, 7,204 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 7,204 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

10.	The shares registered for resale herein include 567,723 shares of common stock issued in the Private Placement Offering, 567,723 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 567,723 shares of common stock issuable upon exercise of Private Placement Series B Warrants, 252,161 shares of common stock issuable upon exercise of RD Series A Warrants and 252,161 shares of common stock issuable upon exercise of RD Series B Warrants. Only a certain number of the Private Placement Series A Warrants, Private Placement Series B Warrants, RD Series A Warrants and RD Series B Warrants are currently exercisable due to certain beneficial ownership limitations.

11.	The shares registered for resale herein include 14,409 shares of common stock issued in the Private Placement Offering, 14,409 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 14,409 shares of common stock issuable upon exercise of Private Placement Series B Warrants, 14,409 shares of common stock issuable upon exercise of RD Series A Warrants and 14,409 shares of common stock issuable upon exercise of RD Series B Warrants.

12.	The shares registered for resale herein include 14,409 shares of common stock issuable upon exercise of RD Series A Warrants and 14,409 shares of common stock issuable upon exercise of RD Series B Warrants.

13.	The shares registered for resale herein include 86,455 shares of common stock issuable upon exercise of RD Series A Warrants and 86,455 shares of common stock issuable upon exercise of RD Series B Warrants.

14.	The shares registered for resale herein include 28,818 shares of common stock issued in the Private Placement Offering, 28,818 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 28,818 shares of common stock issuable upon exercise of Private Placement Series B Warrants and 351,851 shares of common stock granted by the Compensation Committee under the 2022 Equity Incentive Plan.

15.	The shares registered for resale herein include 14,409 shares of common stock issuable upon exercise of RD Series A Warrants and 14,409 shares of common stock issuable upon exercise of RD Series B Warrants.

16.	The shares registered for resale herein include 7,204 shares of common stock issuable upon exercise of RD Series A Warrants and 7,204 shares of common stock issuable upon exercise of RD Series B Warrants.

17.	The shares registered for resale herein include 72,046 shares of common stock issued in the Private Placement Offering, 72,046 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 72,046 shares of common stock issuable upon exercise of Private Placement Series B Warrants, 144,092 shares of common stock issuable upon exercise of RD Series A Warrants, 144,092 shares of common stock issuable upon exercise of RD Series B Warrants and 1,000,000 shares of common stock issuable pursuant to the Advisory Agreements. All Private Placement Series A Warrants, Private Placement Series B Warrants, RD Series A Warrants and RD Series B Warrants are not currently exercisable due to certain beneficial ownership limitations.

18.	The shares registered for resale herein include 7,204 shares of common stock issued in the Private Placement Offering, 7,204 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 7,204 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

19.	The shares registered for resale herein include 1,440 shares of common stock issued in the Private Placement Offering, 1,440 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 1,440 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

20.	The shares registered for resale herein include 252,161 shares of common stock issued in the Private Placement Offering, 252,161 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 252,161 shares of common stock issuable upon exercise of Private Placement Series B Warrants, 86,455 shares of common stock issuable upon exercise of RD Series A Warrants and 86,455 shares of common stock issuable upon exercise of RD Series B Warrants.

21.	The shares registered for resale herein include 7,204 shares of common stock issuable upon exercise of RD Series A Warrants and 7,204 shares of common stock issuable upon exercise of RD Series B Warrants.

22.	The shares registered for resale herein include 216,138 shares of common stock issuable upon exercise of RD Series A Warrants, 216,138 shares of common stock issuable upon exercise of RD Series B Warrants and 1,000,000 shares of common stock issuable pursuant to the Advisory Agreements. All RD Series A Warrants and RD Series B Warrants are not currently exercisable due to certain beneficial ownership limitations.

23.	The shares registered for resale herein include 7,204 shares of common stock issued in the Private Placement Offering, 7,204 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 7,204 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

24.	The shares registered for resale herein include 14,409 shares of common stock issuable upon exercise of RD Series A Warrants and 14,409 shares of common stock issuable upon exercise of RD Series B Warrants.

25.	The shares registered for resale herein include 28,818 shares of common stock issued in the Private Placement Offering, 28,818 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 28,818 shares of common stock issuable upon exercise of Private Placement Series B Warrants, 28,818 shares of common stock issuable upon exercise of RD Series A Warrants and 28,818 shares of common stock issuable upon exercise of RD Series B Warrants.

26.	The shares registered for resale herein include 14,409 shares of common stock issued in the Private Placement Offering, 14,409 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 14,409 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

27.	The shares registered for resale herein include 129,682 shares of common stock issuable upon exercise of RD Series A Warrants and 129,682 shares of common stock issuable upon exercise of RD Series B Warrants.

28.	The shares registered for resale herein include 28,818 shares of common stock issuable upon exercise of RD Series A Warrants and 82,818 shares of common stock issuable upon exercise of RD Series B Warrants.

29.	The shares registered for resale herein include 86,455 shares of common stock issuable upon exercise of RD Series A Warrants and 86,455 shares of common stock issuable upon exercise of RD Series B Warrants.

30.	The shares registered for resale herein include 14,409 shares of common stock issuable upon exercise of RD Series A Warrants and 14,409 shares of common stock issuable upon exercise of RD Series B Warrants.

31.	The shares registered for resale herein include 28,818 shares of common stock issuable upon exercise of RD Series A Warrants and 82,818 shares of common stock issuable upon exercise of RD Series B Warrants.

32.	The shares registered for resale herein include 14,409 shares of common stock issuable upon exercise of RD Series A Warrants and 14,409 shares of common stock issuable upon exercise of RD Series B Warrants.

33.	The shares registered for resale herein include 28,818 shares of common stock issued in the Private Placement Offering, 28,818 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 28,818 shares of common stock issuable upon exercise of Private Placement Series B Warrants to Importing Exporting LLC. Importing Exporting LLC is a single member limited liability company wholly owned by Mr. Shipley.

34.	The shares registered for resale herein include 5,763 shares of common stock issuable upon exercise of RD Series A Warrants and 5,763 shares of common stock issuable upon exercise of RD Series B Warrants.

35.	The shares registered for resale herein include 72,046 shares of common stock issued in the Private Placement Offering, 72,046 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 72,046 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

36.	The shares registered for resale herein include 7,204 shares of common stock issuable upon exercise of RD Series A Warrants and 7,204 shares of common stock issuable upon exercise of RD Series B Warrants.

37.	The shares registered for resale herein include 14,409 shares of common stock issued in the Private Placement Offering, 14,409 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 14,409 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

38.	The shares registered for resale herein include 288,184 shares of common stock issued in the Private Placement Offering, 288,184 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 288,184 shares of common stock issuable upon exercise of Private Placement Series B Warrants. All Private Placement Series A Warrants and Private Placement Series B Warrants are not currently exercisable due to certain beneficial ownership limitations.

39.	The shares registered for resale herein include 600,000 shares of common stock issuable pursuant to the Advisory Agreements, 43,227 shares of common stock issuable upon exercise of RD Series A Warrants to Alexco Consulting LLC, and 43,227 shares of common stock issuable upon exercise of RD Series B Warrants to Alexco Consulting LLC. Alexco Consulting LLC is a single member limited liability company wholly owned by Mr. Glick.

40.	The shares registered for resale herein include 172,910 shares of common stock issued in the Private Placement Offering, 172,910 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 172,910 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

41.	The shares registered for resale herein include 288,184 shares of common stock issued in the Private Placement Offering, 288,184 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 288,184 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

42.	The shares registered for resale herein include 7,204 shares of common stock issued in the Private Placement Offering, 7,204 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 7,204 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

43.	The shares registered for resale herein include 7,204 shares of common stock issued in the Private Placement Offering, 7,204 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 7,204 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

44.	The shares registered for resale herein include 7,204 shares of common stock issued in the Private Placement Offering, 7,204 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 7,204 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

45.	The shares registered for resale herein include 7,204 shares of common stock issuable upon exercise of RD Series A Warrants and 7,204 shares of common stock issuable upon exercise of RD Series B Warrants.

46.	The shares registered for resale herein include 28,818 shares of common stock issuable upon exercise of RD Series A Warrants and 28,818 shares of common stock issuable upon exercise of RD Series B Warrants.

47.	The shares registered for resale herein include 28,818 shares of common stock issuable upon exercise of RD Series A Warrants and 28,818 shares of common stock issuable upon exercise of RD Series B Warrants.

48.	The shares registered for resale herein include 7,204 shares of common stock issued in the Private Placement Offering, 7,204 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 7,204 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

49.	The shares registered for resale herein include 21,613 shares of common stock issued in the Private Placement Offering, 21,613 shares of common stock issuable upon exercise of Private Placement Series A Warrants 21,613 shares of common stock issuable upon exercise of Private Placement Series B Warrants and 200,000 shares of common stock issuable pursuant to the Advisory Agreements.

50.	The shares registered for resale herein include 36,023 shares of common stock issued in the Private Placement Offering, 36,023 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 36,023 shares of common stock issuable upon exercise of Private Placement Series B Warrants, 7,204 shares of common stock issuable upon exercise of RD Series A Warrants and 7,204 shares of common stock issuable upon exercise of RD Series B Warrants.

51.	The shares registered for resale herein include 72,046 shares of common stock issued in the Private Placement Offering, 72,046 shares of common stock issuable upon exercise of Private Placement Series A Warrants, 72,046 shares of common stock issuable upon exercise of Private Placement Series B Warrants, 57,636 shares of common stock issuable upon exercise of RD Series A Warrants and 57,636 shares of common stock issuable upon exercise of RD Series B Warrants.

52.	The shares registered for resale herein include 8,645 shares of common stock issued in the Private Placement Offering, 8,645 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 8,645 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

53.	The shares registered for resale herein include 72,046 shares of common stock issuable upon exercise of RD Series A Warrants and 72,046 shares of common stock issuable upon exercise of RD Series B Warrants.

54.	The shares registered for resale herein include 72,046 shares of common stock issued in the Private Placement Offering, 72,046 shares of common stock issuable upon exercise of Private Placement Series A Warrants and 72,046 shares of common stock issuable upon exercise of Private Placement Series B Warrants.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation and our second amended and restated bylaws, referred to herein as our bylaws.

The total number of shares of capital stock we are authorized to issue is 150,000,000 shares, of which (a) 100,000,000 shares are common stock and (b) 50,000,000 shares are preferred stock, of which (A) 1,488,152 shares are designated as Series D Preferred Stock and (B) 1,379,685 shares are designated as Series D-1 Preferred Stock. Our Board of Directors may establish the rights and preferences of the preferred stock from time to time. As of April 17, 2025, there were 14,643,897 shares of our common stock issued outstanding, 3,825 shares of our Series D Preferred Stock issued and outstanding, and 834 shares of our Series D-1 Preferred Stock issued and outstanding.

Common Stock

As of April 17, 2025, there were 14,643,897 shares of common stock issued and outstanding, held of record by approximately 164 stockholders. All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to limitations under Delaware law and the rights of holders of any class of stock having preference over our common stock, holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

The stockholders do not have cumulative rights, preemptive rights, conversion rights and there are no redemption provisions or sinking fund provisions applicable to the common stock.

Our common stock is listed for trading on Nasdaq under the symbol “DOMH”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust.

Anti-Takeover Provisions

Provisions of our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining directors on the board.

Bylaws. Our certificate of incorporation and bylaws authorize the board of directors to adopt, repeal, rescind, alter or amend our bylaws without stockholder approval.

Removal. Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Staggered Board. Our bylaws provide for a board of directors divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. As a result, only a minority of the board of directors will be considered for election at every annual meeting of stockholders, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware. Our certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our bylaws provides that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Dominari Holdings Inc. and subsidiaries as of and for the years ended December 31, 2024 and 2023 have been incorporated by reference in the registration statement in reliance upon the report of Marcum LLP, an independent registered public accounting firm, and upon the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the SEC using the SEC’s EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025.

●	Our Current Reports on Form 8-K filed with the SEC on February 12, 2025 and April 3, 2025.

●	The description of our securities contained in our registration statement on Form 8-A (File No. 001-41845) filed with the SEC on October 19, 2023, and Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on March 31, 2023.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Christopher Devall, c/o Dominari Holdings, at 725 5th Avenue, 22nd Floor, New York, New York 10022. Our telephone number is (212) 393-4540. Information about us is also available at our website at https://www.dominariholdings.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

13,940,546 Shares of Common Stock

PROSPECTUS

April 18, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale. Following is an itemized statement of all expenses in connection with this registration statement. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fee		$8,259.73
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Total	$	*

*	Estimates not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article VI of bylaws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The bylaws of the Company further provide for advances of payment of expenses actually and reasonably incurred by a current or former director or officer of the Company under the circumstances contained therein.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit
Number	Description of Document
3.1	Amended and Restated Incorporation of Spherix Incorporated, dated April 24, 2014 (incorporated by reference to Form 8-K filed April 25, 2014)
3.2	Certificate of Amendment to Amended and Restated Incorporation of Spherix Incorporated, dated March 2, 2016 (incorporated by reference to Form 8-K filed March 18, 2016)
3.3	Amended and Restated Bylaws of Spherix Incorporated (incorporated by reference to Form 8-K filed October 15, 2013)
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Spherix Incorporated, effective March 4, 2016 (incorporated by reference to Form 10-K filed March 29, 2016)
3.5	Second Amended and Restated Bylaws of AIkido Pharma Inc. (incorporated by reference from the Company’s Proxy Statement on Form DEF 14A filed October 5, 2020)
3.6	Amendment No. 1 to the Second Amended and Restated Bylaws of AIkido Pharma Inc. (incorporated by reference to Form 8-K filed on November 9, 2021)
3.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation of AIkido Pharma Inc., effective on June 7, 2022 (incorporated by reference to Form 8-K filed on June 10, 2022)
3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of AIkido Pharma Inc., effective on December 22, 2022 (incorporated by reference to Form 8-K filed on December 22, 2022)
3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Form 8-K filed on April 4, 2013)
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock (incorporated by reference to Form 8-K filed on November 29, 2013)
3.11	Certificate of Designation of Preferences, Rights and Limitations of Series Q Preferred Stock (incorporated by reference to Form 8-K filed on October 17, 2023)
5.1	Opinion of Ellenoff Grossman & Schole LLP*
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)*
23.2	Consent of Marcum LLP*
24.1	Power of Attorney (included in Part II of this Registration Statement)
107	Filing Fee Table*

*	Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of April, 2025.

DOMINARI HOLDINGS INC.

By:	/s/ Anthony Hayes
Anthony Hayes
Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Anthony Hayes as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Hayes	Chief Executive Officer and Chairman of the Board of Directors	April 18, 2025
Anthony Hayes	(Principal Executive Officer and Principal Financial Officer)

/s/ Kyle Wool	President and Director	April 18, 2025
Kyle Wool

/s/ Tim S. Ledwick	Director	April 18, 2025
Tim S. Ledwick

/s/ Gregory James Blattner	Director	April 18, 2025
Gregory James Blattner

/s/ Soo Yu	Director	April 18, 2025
Soo Yu

/s/ Kyle Haug	Director	April 18, 2025
Kyle Haug

/s/ Robert Dudley	Director	April 18, 2025
Robert Dudley

/s/ Ronald Lieberman	Director	April 18, 2025
Ronald Lieberman

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